
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety to reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                       9,605,164
<SECURITIES>                                         0
<RECEIVABLES>                                   33,259<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,477,200<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,477,200<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,465,505<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               527,153
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                938,352
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            938,352
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   938,352
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $33,259.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $838,777.
<F3>Liabilities include redemptions payable of $109,177, accrued management fees of $34,548, administrative expenses payable of $78,171 and incentive fee payable of $133,846.
<F4>Total revenue includes realized trading revenue of $1,048,948, net change in unrealized of $227,026 and interest income of $189,531.

